Exhibit 99.(h)(1)(vi)

TWENTY-SECOND AMENDMENT TO THE
EA SERIES TRUST

TRANSFER AGENT SERVICING AGREEMENT

This Twenty-second Amendment, effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to amend the Agreement to add Strive 500 ETF to Exhibit A; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Sean Hegarty	By:	/s/ Gregory Farley
Name:	Sean Hegarty	Name:	Gregory Farley
Title:	Chief Operating Officer	Title:	Senior Vice President
Date:	August 24, 2022	Date:	August 26, 2022

Exhibit A to the

EA Series Trust

Transfer Agent Servicing Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI SectorSurfer Momentum ETF

UPHOLDINGS Compound Kings ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Bitcoin Miners ETF

The Discipline Fund ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Strive U. S. Energy ETF

EA Bridgeway Blue Chip ETF

Strive 500 ETF